Exhibit 1.1

                             UNDERWRITING AGREEMENT


                                                          December 12, 1995




VIACOM INC.
VIACOM INTERNATIONAL INC.
c/o Viacom Inc.
1515 Broadway
New York, New York  10036


Dear Sirs:

          We understand that Viacom Inc. (the "Company") proposes to issue and sell $350,000,000 aggregate principal amount of 6.75% Senior Notes due 2003 (the "Senior Notes") and $200,000,000 aggregate principal amount of 7.625%
           ------------
Senior Debentures due 2016 (the "Senior Debentures" and, together with the
                                 -----------------
Senior Notes, the "Senior Securities"), each guaranteed by Viacom International
                   -----------------
Inc. (the "Guarantor"). The Senior Securities are also hereinafter referred to
           ---------
as the "Offered Securities". All references herein, and in the document entitled
        ------------------
Viacom Inc. Underwriting Agreement Senior Debt Securities Standard Provisions (Offered Securities) dated May 18, 1995 (the "Standard Agreement"), to the
                                              ------------------
Senior Securities or the Offered Securities include the guarantees of the Guarantor described above in this paragraph whenever the context permits.

          Subject to the terms and conditions set forth or incorporated by reference herein, each underwriter named below (the "Underwriters") has
                                                        ------------
agreed, severally, to purchase from the Company, at the respective principal amounts of the Senior Securities set forth opposite its name below, and the Company has agreed to sell to the underwriters, severally, the entire principal amount of the Senior Securities being offered, at a purchase price of 99.278% and 98.415% of the principal amount of the Senior Notes and the Senior Debentures, respectively, plus in each case accrued interest, if any, from December 15, 1995, to the date of payment and delivery:






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                                        2

                                                      Principal
                                                      Amount of
Underwriter                                           Senior Notes
-----------                                           ------------
Goldman, Sachs & Co.                                  $105,000,000
Bear, Stearns & Co. Inc.                               105,000,000
Lehman Brothers Inc.                                    70,000,000
Smith Barney Inc.                                       70,000,000
                                                        ----------
        Total                                         $350,000,000
                                                       ===========

                                                     Principal
                                                     Amount of
Underwriter                                      Senior Debentures
----------                                       -----------------
Goldman, Sachs & Co.                                   $60,000,000
Bear, Stearns & Co. Inc.                                60,000,000
Lehman Brothers Inc.                                    40,000,000
Smith Barney Inc.                                       40,000,000
                                                        ----------
        Total                                         $200,000,000
                                                       ===========

          The Underwriters will pay for the Offered Securities upon delivery thereof at the Company's offices at 10:00 a.m. (New York time) on December 15, 1995, or at such other time, not later than 5:00 p.m. (New York time) on December 18, 1995, as shall be designated by the Underwriters. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.


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                                        3


          The Offered Securities shall have the terms set forth in the Prospectus dated May 10, 1995, and the Prospectus Supplement dated December 12, 1995, including the following:

Terms of Senior Securities:

          Maturity Dates:                Senior Notes:  January 15, 2003
                                         Senior Debentures:  January 15, 2016
          Interest Rates:                Senior Notes:  6.75%
                                         Senior Debentures:  7.625%
          Redemption Provisions:         None for either series of the Senior
                                         Securities

          Interest Payment Dates:        January 15 and July 15, commencing
                                         July 15, 1996 for each series
                                         of the Senior Securities
                                         (Interest accrues from
                                         December 15, 1995)

          Ranking:                       The Senior Securities will be
                                         senior indebtedness of the
                                         Company issued under the
                                         Indenture dated as of May 15,
                                         1995 among the Company, Viacom
                                         International Inc., as
                                         guarantor, and State Street
                                         Bank and Trust Company, as
                                         successor to The First National
                                         Bank of Boston, trustee, as
                                         supplemented by the First
                                         Supplemental Indenture thereto,
                                         and as further supplemented and
                                         amended by the Second
                                         Supplemental Indenture and
                                         Amendment No. 1 thereto, dated
                                         as of December 15, 1995 (as so
                                         supplemented and amended, the
                                         "Indenture").
                                          ---------

          Form:                          Each series of the Offered
                                         Securities will be issued in
                                         the form of one or more fully
                                         Registered Global Securities
                                         which will be deposited with,
                                         or on behalf of, The Depository
                                         Trust Company (the
                                         "Depository") and registered in
                                          ----------
                                         the name of Cede & Co., the
                                         Depository's nominee.

          Other Terms:                   Payment for each series of the
                                         Offered Securities will be made
                                         by wire transfer in immediately
                                         available funds.

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                                      4

          All provisions contained in the Standard Agreement, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein (including the representations and warranties of the Company set forth in Section 1 of the Standard Agreement which shall be deemed to have been made as of the date hereof), except (i) to the extent a provision in the Standard Agreement is inconsistent herewith the provision herein shall control and (ii) that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control (including, without limitation, any reference to an indenture in Section 1(e) of the Standard Agreement shall be a reference to the Indenture as defined herein).

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                      Very truly yours,

                                      GOLDMAN, SACHS & CO.
                                      BEAR, STEARNS & CO. INC.
                                      LEHMAN BROTHERS INC.
                                      SMITH BARNEY INC.


                                      By: Goldman, Sachs & Co.

                                           By:   /s/ Goldman, Sachs & Co.
                                              ---------------------------
                                               Name:
                                               Title:



Accepted:

VIACOM INC.                                 VIACOM INTERNATIONAL INC.


By:  /s/ Vaughn A. Clarke                   By:  /s/ Vaughn A. Clarke
   ----------------------                      ----------------------
     Name:  Vaughn A. Clarke                    Name:  Vaughn A. Clarke
     Title: Senior Vice President,              Title: Senior Vice President,
            Treasurer                                  Treasurer